EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171
For Further Information:

-At ALPHA IR-
Analyst Contact
Chris Hodges or Chris Donovan
(312) 445-2870
Email: CTAM@alpha-ir.com
Traded: OTCQB (CTAM)

FOR IMMEDIATE RELEASE
FRIDAY JUNE 1, 2018
A. M. CASTLE & CO. ANNOUNCES CLOSING OF EXPANDED CREDIT FACILTY PROVIDING ADDITIONAL BORROWING CAPACITY OF $25 MILLION
OAK BROOK, IL, June 1, 2018 - A. M. Castle & Co. (OTCQB: CTAM) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, announced today that it has closed an expansion of its existing credit facility to increase its borrowing capacity by $25 million.
Specifically, Castle reached an agreement with its first lien lender, PNC Bank, National Association (“PNC”), to provide the additional borrowing capacity under its existing first lien credit facility (the “Credit Facility”). The expanded Credit Facility provides for an additional $25 million last out Revolving B borrowing capacity made available in part by way of a participation in the Credit Facility by certain of the Company’s stockholders.
President and CEO Steve Scheinkman commented, “The expanded Credit Facility will immediately increase Castle’s liquidity, enhancing the Company’s ability to serve and grow with our customers’ businesses, as well as by our ability to capitalize on strengthening volumes, end markets, and pricing. Moreover, the enhanced liquidity will allow us to evaluate additional capital expenditure and strategic opportunities. We appreciate this strong showing of support by our stockholders and PNC.”
Lead independent director Jonathan Segal, of Highbridge Capital Management, LLC, one of the Company’s largest stock and debt holders, added, “As stakeholders, we are encouraged by the Castle team’s execution against the Company’s strategy since its emergence from bankruptcy last fall. We are particularly pleased with the recent improvements in the Company’s volumes, end-markets, and pricing. We believe the expanded Credit Facility is an important demonstration of stakeholder support of the Company’s progress that will facilitate the Company’s continued execution of its strategic priorities.”
In connection with the Credit Agreement amendment, the Company entered into a Supplemental Indenture and Amendment No. 1 (the “Supplemental Indenture”) to the Indenture securing its 5%/7% Second Lien Notes The Supplemental Indenture, among other things, increases the cap on indebtedness under the expanded Credit Facility to $175 million (plus up to an additional $15 million), as set forth in the Supplemental Indenture.

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About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 22 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQB® Venture Market under the ticker symbol “CTAM”.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our restructuring. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include our ability to effectively manage our operational initiatives and implemented restructuring activities, the impact of volatility of metals prices, the impact of imposed tariffs and/or duties, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which we filed on March 15, 2018. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

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